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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

       We consent to the use in this Registration Statement of NETGEAR, Inc. on Form S-1 of our report dated March 9, 2001, appearing in the Prospectus, which is a part of this Registration Statement, and of our report dated March 9, 2001, relating to the consolidated financial statement schedule appearing elsewhere in this Registration Statement.

       We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
April 8, 2003